                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                     1934


     Date of Report (Date of earliest event reported):  September 17, 2001

                             BANK ONE CORPORATION
            (Exact name of registrant as specified in its charter)

          Delaware                       001-15323              31-0738296
(State or other jurisdiction      (Commission File Number)     (IRS Employer
     of incorporation)                                      Identification No.)

     1 Bank One Plaza,  Chicago, IL                  60670
(Address of principal executive offices)           (Zip Code)

      Registrant's telephone number, including area code:   312-732-4000



Item 5.  Other Events and Regulation FD Disclosure
------

     On September 17, 2001, the Registrant issued the following news release:

     "CHICAGO, Sept. 17, 2001 - Bank One Corporation (NYSE: ONE) today announced that its Board of Directors has approved the repurchase of up to $500 million of the Corporation's common stock, as conditions warrant.

     'This program reflects our confidence in Bank One and in America's financial services industry and markets,' said James Dimon, Chairman and Chief Executive Officer. `Our strengthened capital position allows us to easily buy back our stock, which is an excellent use of our capital and in our shareholders' best interests.'

     This $500 million buyback is part of the remaining 28.4 million shares of a buyback program authorized in May, 1999. The timing of purchases and the exact number of shares to be purchased will depend on market conditions. The share repurchase program does not include specific price targets or timetables and may be suspended at any time.

     Bank One Corporation (NYSE: ONE) is the nation's sixth-largest bank holding company, with assets of more than $270 billion. It can be found on the Internet at www.bankone.com."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 BANK ONE CORPORATION
                                 (Registrant)


Date: September 17, 2001         By:    /s/ Charles W. Scharf
                                    -------------------------------------
                                 Title: Chief Financial Officer



                                      -2-